Exhibit 99.1

VASCO Reports Results for Third Quarter and First Nine Months of 2015

Revenue from continuing operations for the third quarter of 2015 was $60.0 million, an increase of 14% compared to the third quarter of 2014; Operating income from continuing operations for the third quarter of 2015 was $13.5 million, a decrease of 3% compared to the third quarter of 2014. Full-year 2015 guidance increased for operating margin. Financial results for the period ended September 30, 2015 to be discussed on conference call today at 4:30 p.m. ET.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, October 27, 2015 - VASCO Data Security International, Inc. (NASDAQ: VDSI), today reported financial results for the third quarter and nine months ended September 30, 2015.

Revenue from continuing operations for the third quarter of 2015 increased 14% to $60.0 million from $52.6 million in the third quarter of 2014, and for the first nine months of 2015, increased 37% to $190.6 million from $139.1 million for the first nine months of 2014.

Net income from continuing operations for the third quarter of 2015 was $11.2 million, or $0.28 per diluted share, both unchanged from the third quarter of 2014. Net income from continuing operations for the first nine months of 2015 was $38.7 million, or $0.97 per diluted share, an increase of $17.1 million, or 79%, from $21.6 million, or $0.55 per diluted share, for the comparable period in 2014.

Net income, which includes the impact of our discontinued operations, for the third quarter of 2015 was $11.2 million, or $0.28 per diluted share, unchanged from the third quarter of 2014. Net income for the first nine months of 2015 was $38.7 million, or $0.97 per diluted share, an increase of $17.1 million, or 79%, from $21.6 million, or $0.55 per diluted share, for the comparable period in 2014.

Other Financial Highlights:

•	Gross profit from continuing operations was $36.3 million and $112.4 million for the third quarter and first nine months of 2015, respectively, and was 60% of revenue for the third quarter and 59% of revenue for the first nine months of 2015. Gross profit from continuing operations was $35.6 million and $92.4 million for the third quarter and the first nine months of 2014, respectively, and was 68% of revenue for the third quarter and 66% of revenue for the first nine months of 2014.

•	Operating expenses from continuing operations for the third quarter and first nine months of 2015 were $22.8 million and $67.2 million, respectively, an increase of 5% from $21.8 million reported for the third quarter of 2014 and essentially unchanged from $67.0 million reported for the first nine months of 2014.

•	Operating income from continuing operations for the third quarter and first nine months of 2015 was $13.5 million and $45.3 million, respectively, a decrease of $0.4 million, or

3%, from $13.8 million reported for the third quarter of 2014 and an increase of $19.9 million, or 78%, from $25.4 million reported for the first nine months of 2014. Operating income from continuing operations, as a percentage of revenue, for the third quarter and first nine months of 2015 was 22% and 24%, respectively, compared to 26% and 18% for the comparable periods in 2014.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $14.9 million and $49.6 million for the third quarter and first nine months of 2015, respectively, an increase of 3% from $14.4 million reported for the third quarter of 2014 and an increase of 66% from $29.8 million reported for the first nine months of 2014.

•	Cash, cash equivalents and short-term investments at September 30, 2015 totaled $184.0 million compared to $157.0 million and $137.4 million at June 30, 2015 and December 31, 2014, respectively. There were no bank borrowings at any of the periods ended September 30, 2015, June 30, 2015 or December 31, 2014.

Operational and Other Highlights:

•	VASCO expanded its Cronto technology authentication and visual transaction signing product offering by adding PIN pad and card reader devices. DIGIPASS 780 and DIGIPASS 880 utilize an encrypted high-definition color QR code to deliver advanced protection against hacking attacks with the highest level of user convenience.

•	KBC Bank Ireland has integrated the VASCO DIGIPASS for Apps security solution into its mobile banking application to enable Apple TouchID support and transaction signing for mobile banking.

•	Jibun Bank has implemented VASCO’s DIGIPASS for Apps and VACMAN Controller to enhance security for online and mobile banking customers.

•	Sumitomo Mitsui Banking Corporation expanded the use of VASCO Authentication solutions by implementing VASCO DIGIPASS for Apps with Mobile OTP to protect online retail banking customers.

Guidance for full-year 2015:

VASCO is reaffirming its guidance for revenue and increasing its guidance for operating margins for the full-year 2015 as follows:

•	Revenue is expected to be in the range of $230 million to $240 million, and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, is projected to be in the range of 21% to 23%, an increase from the range communicated previously of 19% to 22%.

The guidance being provided excludes the impact, if any, related to the previously announced acquisition of Silanis Technology, Inc.

“We are pleased with the strong results for the third quarter and first nine months of 2015 and enthusiastic about our prospects for future growth,” stated T. Kendall Hunt, Chairman & CEO.

“In addition to the strong performance reflected in the numbers being reported, we believe we have made good progress with important proof of concepts that we have been working on with large customers that will help drive future revenue in our core authentication business. We have also continued to generate strong cash flows from our business and expect to put a significant amount of our cash to work soon when we close the acquisition of Silanis Technology, Inc. We believe the acquisition of Silanis is a concrete example of the execution of our strategy to grow our business organically and through smart acquisitions. With this acquisition, we expect to provide new solutions to our customer base that we believe will be in high demand, accelerate our transition to a recurring revenue model, strengthen our revenue base in North America, and expand our customer base outside of our core banking business.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, October 27, 2015, at 4:30 p.m. EDT - 21:30h CET. During the conference call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s results for the third quarter and nine months ended September 30, 2015.

To participate in this conference call, please dial one of the following numbers:

USA/Canada: 1 800 764 8268

International: +1 212 231 2921

And mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day for at least 60 days.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net revenue	$60,027	$52,633	$190,555	$139,111

Cost of goods sold	23,755	17,038	78,111	46,699

Gross profit	36,272	35,595	112,444	92,412

Operating costs:
Sales and marketing	8,842	10,729	28,616	32,410
Research and development	4,378	4,441	13,465	14,784
General and administrative	8,506	5,440	21,730	16,447
Amortization of purchased intangible assets	1,091	1,143	3,348	3,392

Total operating costs	22,817	21,753	67,159	67,033

Operating income	13,455	13,842	45,285	25,379

Interest income, net	107	35	284	70
Other income (expense), net	(25)	(986)	(28)	(300)

Income from continuing operations before income taxes	13,537	12,891	45,541	25,149
Provision for income taxes	2,351	1,682	6,831	3,521

Net income - continuing operations	$11,186	$11,209	$38,710	$21,628
Income (loss) from discontinued operations	(4)	(46)	(42)	(68)

Net income	$11,182	$11,163	$38,668	$21,560

Basic income (loss) per share:
Continuing operations	$0.28	$0.28	$0.97	$0.55
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Total net income per share	$0.28	$0.28	$0.97	$0.55

Diluted income (loss) per share:
Continuing operations	$0.28	$0.28	$0.97	$0.55
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Total net income per share	$0.28	$0.28	$0.97	$0.55

Weighted average common shares outstanding:
Basic	39,580	39,358	39,563	39,330

Diluted	39,733	39,541	39,711	39,467

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$144,002	$72,441
Short-term investments	39,977	64,940
Accounts receivable, net of allowance for doubtful accounts	36,867	29,994
Inventories	21,902	33,875
Prepaid expenses	2,330	2,312
Foreign sales tax receivable	444	598
Deferred income taxes	225	906
Other current assets	985	1,160

Total current assets	246,732	206,226

Property and equipment, net	2,621	2,825
Goodwill, net of accumulated amortization	21,060	22,208
Intangible assets, net of accumulated amortization	9,556	12,819
Other assets, net of accumulated amortization	6,671	7,260

Total assets	$286,640	$251,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,357	$10,680
Deferred revenue	19,001	17,830
Accrued wages and payroll taxes	8,026	8,458
Income taxes payable	2,840	1,899
Liabilities of discontinued operations	84	111
Other accrued expenses	7,628	6,219

Total current liabilities	41,936	45,197

Deferred tax liability	77	213
Other long-term liabilities	39	55

Total liabilities	42,052	45,465

Stockholders’ equity
Common stock	40	40
Additional paid-in capital	84,769	82,450
Accumulated income	164,553	125,885
Accumulated other comprehensive income	(4,774)	(2,502)

Total stockholders’ equity	244,588	205,873

Total liabilities and stockholders’ equity	$286,640	$251,338

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using EBITDA, Adjusted Net Income and Adjusted Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results.

These non-GAAP measures are not measures of performance under GAAP and should not be considered as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment.

EBITDA

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

Reconciliation of Earnings from continuing operations Before Interest, Taxes, Depreciation and Amortization (EBITDA) to net income from continuing operations (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	(in thousands, unaudited)		(in thousands, unaudited)

EBITDA - continuing operations	$14,859	$14,362	$49,616	$29,754

Interest income, net	107	35	284	70
Provision for income taxes	(2,351)	(1,682)	(6,831)	(3,521)
Depreciation and amortization	(1,429)	(1,506)	(4,359)	(4,675)

Net income - continuing operations	$11,186	$11,209	$38,710	$21,628

Adjusted Net Income & Adjusted Diluted EPS

We define Adjusted Net Income and Adjusted Diluted EPS, as net income or EPS from continuing operations before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that though they are recurring, can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other Companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

The Company also excludes amortization of purchased intangible assets because it believes that the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event.

Reconciliation of Adjusted Net Income from Continuing Operations to Net Income from Continuing Operations

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	(in thousands, unaudited)		(in thousands, unaudited)

Adjusted Net Income - continuing operations	$13,305	$12,908	$44,675	$26,270

Long-term Incentive Compensation Expense	(1,558)	(981)	(4,108)	(2,410)
Amortization of Purchased Intangible Assets	(1,091)	(1,143)	(3,348)	(3,392)
Tax impact of Adjustments*	530	425	1,491	1,160

Net income - continuing operations	$11,186	$11,209	$38,710	$21,628

Reconciliation of Adjusted Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	(in thousands, unaudited)		(in thousands, unaudited)

Adjusted Diluted EPS - continuing operations	$0.34	$0.32	$1.11	$0.67

Long-term Incentive Compensation Expense	(0.04)	(0.02)	(0.10)	(0.06)
Amortization of Purchased Intangible Assets	(0.03)	(0.03)	(0.08)	(0.09)
Tax impact of Adjustments*	0.01	0.01	0.04	0.03

Diluted EPS - continuing operations	$0.28	$0.28	$0.97	$0.55

*	= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

About VASCO:

VASCO is a world leader in providing two-factor authentication and digital signature solutions to financial institutions. Many of the top 100 global banks rely on VASCO solutions to enhance security, protect mobile applications and meet regulatory requirements. VASCO also secures access to data and applications in enterprise environments, and provides tools for application developers to easily integrate security functions into their web-based and mobile applications. VASCO enables more than 10,000 customers in 100 countries to secure access, manage identities, verify transactions, and protect assets across financial, enterprise, E-commerce, government and healthcare markets. Learn more about VASCO at vasco.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors that have been described in our Annual Report on Form 10-K for the year ended December 31, 2014 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. These risks, uncertainties and other factors include the risk that the announced acquisition (“Acquisition”) of Silanis is not completed on a timely basis or at all; VASCO’s ability to integrate Silanis into the business of VASCO successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the revenue synergies, cost savings and other economic benefits that VASCO anticipates as a result of the Acquisition are not fully realized or take longer to realize than expected. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD, Cronto and IDENTIKEY.

For more information contact:

John Gunn

+1-847-370-1486

john.gunn@vasco.com